UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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Ladish Co., Inc.

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Ladish Co., Inc.
5481 South Packard Avenue
Cudahy, Wisconsin 53110
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Stockholders:
An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the “Company”), will be held in the Creole Meeting Room of the Wyndham Milwaukee Airport and Convention Center located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Wednesday, May 5, 2010 at 9:00 a.m. Central Daylight Time, for the following purposes:
(1) To elect seven (7) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.
(2) To approve the adoption of the Company’s 2010 Restricted Stock Unit Plan.
(3) To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2009.
(4) To transact such other business as may properly come before the meeting or any adjournment thereof.
Only Stockholders of record at the close of business on March 31, 2010 will be entitled to notice of and to vote at the 2010 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.
A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.

/s/ Wayne E. Larsen
Wayne E. Larsen Secretary
Cudahy, Wisconsin
March 15, 2010

Ladish Co., Inc.
5481 South Packard Avenue
Cudahy, Wisconsin 53110
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2010
This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Milwaukee Airport and Convention Center, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Wednesday, May 5, 2010 at 9:00 a.m., Central Daylight Time (the “2010 Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 19, 2010.
RIGHT TO REVOKE PROXY
Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2010 Annual Meeting, by executing a proxy bearing a later date or by attending the 2010 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2010 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:
(1) FOR the election of the seven (7) nominees listed under “Election of Directors” as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
(2) FOR the approval of the Company’s 2010 Restricted Stock Unit Plan;
(3) To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of Grant Thornton LLP as the independent auditors of the Company for 2010; and
(4) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2010 Annual Meeting or any adjournment thereof.
BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED
The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2010 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2010 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

VOTING SECURITIES AND STOCKHOLDERS
The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2010 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on March 31, 2010. At that date, there were outstanding and entitled to vote 15,703,004 shares of Common Stock.
The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2010 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.
The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law and our Articles of Incorporation, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
As of March 15, 2010, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

Name & Address of Beneficial Owner	No. of Shares Beneficially Owned	Percent of Class
Keeley Asset Management Corp. 401 S. LaSalle Street, Suite 1201 Chicago, Illinois 60605	1,345,000	8.57%
Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, Kansas 66202	1,240,617	7.90%
Snyder Capital Management, LP 1 Market Plaza, Steuart Tower San Francisco, California 94105	1,203,072	7.66%
Ko Family Irrevocable Trusts 9 Wrigley Irvine, California 92618	1,056,211	6.73%
Bank of America Corporation 100 N. Tryon Street Charlotte, North Carolina 28255	924,996	5.89%
Dimensional Fund Advisors, Inc. 6300 Bee Cave Road Austin, Texas 78746	908,652	5.79%
Black Rock Global Investors 400 Howard Street San Francisco, California 94105	890,138	5.67%

Information regarding the above stockholders and their beneficial ownership of the Company’s shares was obtained from the Schedule 13G of Keeley Asset Management Corp. dated February 5, 2010; the Schedule 13G of Waddell & Reed Financial, Inc. dated February 12, 2010; the Schedule 13G of Snyder Capital Management, LP dated February 12, 2010; the Schedule 13G of the Ko Family Irrevocable Trust dated February 11, 2009; the Schedule 13G of Bank of America Corporation dated January 28, 2010; the Schedule 13G of Dimensional Fund Advisors dated February 10, 2010 and the Schedule 13G of Black Rock Global Investors dated January 20, 2010.

The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

	Number of Shares Beneficially	Percent
Name	Owned At March 15, 2010	Of Class
Lawrence W. Bianchi	1,000	*
James C. Hill	1,000	*
Shannon J. S. Ko	1,056,211	6.73%
Leon A. Kranz	0	*
Wayne E. Larsen	2,300	*
J. Robert Peart	0	*
John W. Splude	25,000	*
Lawrence C. Hammond	5,000	*
Randy B. Turner	0	*
Gary J. Vroman	0	*
Directors and Executive Officers as a Group (10 persons)	1,090,511	6.94%

*	Less than one percent (1%)
ITEM 1 — ELECTION OF DIRECTORS
At the 2010 Annual Meeting, seven (7) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.
The Board of Directors recommends you vote FOR the election of each of the seven (7) nominees to the Board of Directors set forth below.
Nominees
Lawrence W. Bianchi, 68. Director since 1998. In 1993, Mr. Bianchi retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG LLP. From 1994 to 1998, Mr. Bianchi served as CFO of the law firm of Foley & Lardner LLP. Mr. Bianchi’s principal occupation is investments. Mr. Bianchi has years of experience as a certified public accountant at a major public accounting firm. He serves as the chairman of the Company’s audit committee and is the designated “financial expert” on the audit committee.
James C. Hill, 61. Director since 2003. Mr. Hill was Chairman and Chief Executive Officer of Vision Metals, Inc., a steel tubing producer, from 1997 to 2001. Prior to that period he was Corporate Vice President of Quanex Corporation, a NYSE public company and President of its Tube Group from 1983 to 1997. Mr. Hill has served as a senior executive for a number of businesses in the metalworking industry. He brings to the Board of Directors years of manufacturing experience in heavy industry.
Leon A. Kranz, 70. Director since 2001. Mr. Kranz was formerly President and Chief Executive Officer of Weber Metals, Inc., a Paramount, California based metals processor, a position he held for over ten years. Mr. Kranz spent the majority of his career in executive management in the aerospace and forging industries. He has extensive experience in dealing with the original equipment manufacturers which dominate the aerospace industry. He serves as chairman of the Company’s compensation committee.
Wayne E. Larsen, 55. Director since 2009. He previously served as a director of the Company from 1997 to 2003. Since 1995 Mr. Larsen has been Vice President Law/Finance and Secretary of the Company. He served as General Counsel and Secretary since 1989 after joining the Company as corporate counsel in 1981. Mr. Larsen is a Trustee of the Ladish Co. Foundation, a Director of the South Shore YMCA of Milwaukee and serves on the Advisory Board of U.S. Bank-Wisconsin. Mr. Larsen has been with the Company for 29 years, having served as an officer of the Company for 23 of those years. He is responsible for all financial and legal affairs of the Company.
J. Robert Peart, 47. Director since 2003. Mr. Peart is Managing Director and Head of Guggenheim Securities, LLC’s Aviation Capital Markets Group. He has held senior management positions at Guggenheim Securities, LLC since 2004. Prior to that period, he held senior management positions at Residco, AAR Corporation, Southern Air Transport and Bank of Montreal. Mr. Peart brings a unique experience in the aerospace industry to the Board of Directors. He is extremely knowledgeable regarding the leasing of aircraft as well as the aftermarket for aerospace components.

John W. Splude, 64. Director since 2004. Mr. Splude is Executive Chairman of HK Systems, Inc., an automated material handling and logistics software provider, a position he has held for over ten years. He is also a Director of Superior Die Cast and Ministry Health Care. He is also a regent of Milwaukee School of Engineering and serves on the Advisory Board of U.S. Bank-Wisconsin. He was previously a director of Gehl. Mr. Splude has extensive experience as both a financial executive and as a chief executive of industrial manufacturing operations. He was also a certified public accountant with both public and private accounting experience.
Gary J. Vroman, 50. Director since 2009. Mr. Vroman has served as President & CEO of the Company since September 2009 after serving as President of Forging since January 1, 2008. Prior to that time, he was Vice President, Sales and Marketing of Forging since December 1995. Mr. Vroman has been with the Company since 1982. He is a Trustee of the Ladish Co. Foundation. Mr. Vroman has 28 years of experience at the Company. He has served in numerous sales, marketing and executive positions at the Company.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on our corporate affairs as their duties require. During the fiscal year ended December 31, 2009, the Board of Directors held nine (9) meetings. All of our directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2009. All Board members are encouraged to attend the Annual Meeting and all Board members attended the 2009 Annual Meeting of Stockholders. All Directors, except for Messrs. Larsen and Vroman, are considered independent by Nasdaq listing standards. During the fiscal year ended December 31, 2009, there were three standing committees, those being an Audit Committee, an Independent/Nominating Committee and a Compensation Committee.
AUDIT COMMITTEE
For the year ending December 31, 2009, the members of the Audit Committee were Chairman Lawrence W. Bianchi, J. Robert Peart and John W. Splude. Each member of the Audit Committee is “independent” according to the definition of independence contained in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. Bianchi, an independent director, as the Audit Committee “financial expert,” as defined in Item 407(d) of Regulation S-K. The Audit Committee is established in accordance with section 3(a)(58) (A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for annually selecting an independent registered public accounting firm to serve as our auditors, to meet with and review reports of our auditors and approve the fees payable to them. The independence of the independent registered public accounting firm auditing our financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal years 2008 and 2009, our auditors were Grant Thornton LLP. The Audit Committee Charter provides that the Audit Committee must approve the fees to be paid to the independent auditor for outside auditing services and pre-approve the use of the independent auditor for any other service. All services provided by Grant Thornton LLP in 2008 and 2009 were authorized by the Audit Committee in accordance with the Audit Committee Charter. Services provided by Grant Thornton LLP in 2008 and 2009 resulted in fees of:

	Audit-Related Fees (1)	Tax Fees	All Other Fees
2008	$286,000	$0	$0
2009	$298,000	$0	$0

(1)	The 2008 and 2009 fees were for integrated audits which included a review of Internal Controls over Financial Reporting.
The Audit Committee assessed the level of non-audit services in determining that our auditors, Grant Thornton LLP, to be independent. Following conclusion of the 2009 audit by Grant Thornton LLP, the Audit Committee confirms that:
•	the Audit Committee has reviewed and discussed the audited financial statements with management;
•
the Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by SAS 114, as amended (AICPA, professional standards, Vol. 1., AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Statement No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP; and

•	the Audit Committee recommended, based on the reviews and discussions described above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K.
The Audit Committee Charter was reviewed by the Audit Committee in 2009 and no changes were made. The Charter was filed as an Exhibit to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders. We have made the Charter available on the Company’s website, www.ladishco.com. In addition, the Audit Committee provides oversight to our total financial status as well as assisting us with assessments of pension-asset performance and investment criteria. The Audit Committee met four (4) times in 2009 for all of the above purposes.
By the Audit Committee
Lawrence W. Bianchi, J. Robert Peart and John W. Splude
INDEPENDENT/NOMINATING COMMITTEE
Our Independent/Nominating Committee was established in 2004. The Independent/Nominating Committee is made up of directors who are not part of our management. For 2009, the Independent/Nominating Committee consisted of Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude, all of whom are considered to be independent by Nasdaq listing standards. Among other duties, the Independent/Nominating Committee is responsible for nominating the slate of directors to be considered for election at our annual meeting of stockholders. The Independent/Nominating Committee met four (4) times in 2009. The Independent/Nominating Committee has adopted a Charter which was filed as an Exhibit to the Proxy Statement for the 2004 Annual Meeting of Stockholders. We have also made the Charter available on the Company’s website, www.ladishco.com. Pursuant to the terms of the Independent/Nominating Committee Charter, the Independent/Nominating Committee will evaluate all prospective director nominees including all those nominated by our stockholders. Stockholders who wish to submit a nominee for director should direct that request to our President or Secretary who will forward the same to the Independent/Nominating Committee. In 2009, the Independent/Nominating Committee did not receive any director nominees from our stockholders. The Independent/Nominating Committee does not apply a prescribed set of qualifications when assessing a nominee, and does not specifically consider diversity of nominees (other than diversity of relevant business experience and skills), rather the Independent/Nominating Committee evaluates and makes appropriate inquiries into the backgrounds and qualifications of all nominees for director.
In 2009, the Company accepted the retirement of Kerry L. Woody as the Company’s President and CEO and his resignation from the Board of Directors. The Independent/Nominating Committee selected Gary J. Vroman to fulfill the remainder of Mr. Woody’s term as a director. In addition, the Independent/Nominating Committee asked Wayne E. Larsen to rejoin the Board of Directors.
In identifying and evaluating nominees for director, the Independent/Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to the Company. The Independent/Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Independent/Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Independent/Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:
•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.
•
A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.
•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.
•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.
The Independent/Nominating Committee also believes the following qualities or skills are necessary for one or more directors to possess:
•
At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of NASDAQ.

•
One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board is comprised of persons with diverse business experience and skills.
By the Independent/Nominating Committee
Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude
COMPENSATION COMMITTEE
The members of the Compensation Committee for the year ending December 31, 2009 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. The Compensation Committee is responsible for (i) setting the overall policy of our executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for our executives; and (iv) acting as the administrator of our 1996 Stock Option Program and the 2006 Long-Term Incentive Plan. The Compensation Committee met two (2) times in 2009. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to our success in meeting specified performance goals. The primary criteria used by the Compensation Committee in assessing the performance of the Chief Executive Officer are our results as measured by earnings before interest, taxes, depreciation and amortization (“EBITDA”), our success in generating cash and our strategic direction. By monitoring these areas, the Compensation Committee determines whether the Chief Executive Officer is achieving the Compensation Committee’s expectations. In addition, the Compensation Committee also assesses the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and raising capital for the business.
The Compensation Committee regularly reports its actions and recommendations to the full Board of Directors. The Compensation Committee Charter was adopted in February 1999. We have made the Charter available on the Company’s website, www.ladishco.com. In 2009, none of the actions or recommendations of the Compensation Committee were modified or rejected by the Board of Directors.
By the Compensation Committee
James C. Hill, Leon A. Kranz and John W. Splude

COMPENSATION OF DIRECTORS
Non-employee directors receive an annual fee of forty thousand dollars ($40,000.00) which is payable quarterly. Non-employee directors also receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended. Chairmen of the Audit Committee and the Compensation Committee receive an additional annual fee of four thousand dollars ($4,000.00). We reimburse all directors for expenses associated with attending Board meetings and Board Committee meetings.
DIRECTOR COMPENSATION

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned	Stock		Incentive Plan	Deferred	All Other
	or Paid in	Awards	Option	Compensation	Compensation	Compensation
Name	Cash ($)	($)	Awards ($)	($)	Earnings ($)	($)	Total ($)
Lawrence W. Bianchi	$48,000	$0	$0	$0	$0	$0	$48,000
James C. Hill	$44,000	$0	$0	$0	$0	$0	$44,000
Leon A. Kranz	$48,000	$0	$0	$0	$0	$0	$48,000
J. Robert Peart	$44,000	$0	$0	$0	$0	$0	$44,000
John W. Splude	$44,000	$0	$0	$0	$0	$0	$44,000
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our Executive Compensation Philosophy
We recognize the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, our executive compensation and benefit programs are designed to advance the following core principles:
•	We strive to compensate our executives at levels competitive with industry and geographic peers to ensure we attract and retain key management employees.
•	We provide our executives with the opportunity to earn reasonable pay for targeted performance as measured against our peer group of companies.
•	We link our executives’ compensation, particularly annual cash bonuses, to established performance goals.
We believe that a disciplined focus on these core principles will benefit us, and ultimately our stockholders in the long term by ensuring that we can attract and retain highly qualified executives who are committed to our long-term success.
Role of Our Compensation Committee
Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our Executive Officer Incentive Plan, the Stock Option Program and the Long-Term Incentive Plan. Our Compensation Committee is appointed by the Board, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Leon A. Kranz, John W. Splude and James C. Hill, and is chaired by Mr. Kranz.
Our Compensation Committee reviews and makes recommendations to the Board to ensure that our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of the Board, is responsible for establishing the executive compensation packages offered to our named executive officers. Our executives’ base salaries, target annual bonus levels and target annual long-term incentive award values are set at levels competitive with industry and geographic peers, with the opportunity to earn reasonable pay for targeted performance as measured against our peer group of companies.

Our Compensation Committee has taken the following steps to ensure our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines:
•
Periodically utilized studies and surveys of Towers Watson and Hewitt Associates to assess the competitiveness of our overall executive compensation and benefits program, and provide a high level review of our Executive Officer Incentive Plan, the Stock Option Program and the Long-Term Incentive Plan;

•	Aligned executive compensation structures based on targeting a competitive level of pay as measured against our peer group of companies;
•	Maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our CEO independent of input from him;
•
Reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our CEO and determined proper total compensation based on competitive levels as measured against similarly situated companies; and

•	Maintained the practice of holding executive sessions (without management present) at every Committee meeting.
The Compensation Committee directed that we acquire an independent evaluation of total executive compensation which should consider such elements as base salary, short term incentive compensation and long term incentive compensation all in relation to a group of peer companies. In the fourth quarter of 2009, we obtained an updated Executive Market Review from the firm Towers Watson. This review evaluated executive compensation at Ladish and benchmarked the Ladish executives against a peer group which included such businesses as Carpenter Technology, Park Ohio Holdings, Brush Engineered Materials, Cubic Corp, Gencorp, Transdigm Group, Haynes International, ESCO Technologies, RTI International Metals, Standex International, HEICO, Daktronics, Cascade, Kaydon, Ducommun, Ampco-Pittsburgh, Insteel Industries, Argon St, Badger Meter, and LMI Aerospace.
Total Compensation
We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn reasonable pay for targeted performance, through programs that emphasize performance-based incentive compensation in the form of cash. To that end, total executive compensation is structured to ensure that there is a focus on our financial performance and stockholder return. We believe total compensation paid in 2009 was reasonable. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term incentive compensation, and certain other benefits and perquisites.
Elements of Compensation
Base Salary
Our Compensation Committee, in consultation with our CEO, strives to establish competitive base salaries for our named executive officers (other than the CEO) as measured against similarly situated companies. When determining the amount of base salary for each of our named executive officers, our Compensation Committee considers the salaries of similarly situated personnel in similar companies. When making adjustments in base salaries, our Compensation Committee generally considers corporate financial performance and return to stockholders. In individual cases where appropriate, our Compensation Committee also considers non-financial performance measures, such as increases in market share, manufacturing efficiency gains, improvements in product quality, and improvements in relations with customers, suppliers, and employees. For 2009, the base salaries of Messrs. Vroman, Larsen, Turner and Hammond were frozen. Base salaries of the named executive officers are reviewed annually. In 2009, base salaries paid to Messrs. Vroman, Larsen, Turner, Ko and Hammond represented 62%, 54%, 72%, 96% and 45%, respectively, of the their total compensation.

Executive Officer Incentive Plan
Our Executive Officer Incentive Plan provides for the award of annual cash bonuses to our named executive officers. In years of strong financial performance, our named executive officers can earn cash bonuses that we consider reasonable compared to similarly situated companies.
The Executive Officer Incentive Plan is intended to reinforce our corporate goals, promote achievement of certain financial goals and reward the performance of individual officers in fulfilling their personal responsibilities. Consistent with our compensation philosophy, cash bonus payments to our named executive officers are contingent upon the achievement of a specific performance target during the applicable performance period. Specific performance targets may be based on EBITDA, Return on Assets, EPS, stock price or similar criteria. Each performance target may also have a threshold, target and maximum payout level.
For 2009, the specific performance targets for each of Messrs. Vroman, Larsen, Turner, Ko and Hammond were $52.289 million Ladish EBITDA, $52.289 million Ladish EBITDA, $5.402 million Pacific Cast Technologies EBITDA, $5.472 million Chen-Tech EBITDA and $52.289 million Ladish EBITDA, respectively. EBITDA is calculated in a consistent manner for each of our business units as well as for the Company on a consolidated basis.
In addition to setting performance targets, the Compensation Committee also sets each named executive officer’s target bonus percentage amount. This amount is based on a percentage of each named executive officer’s base salary. In determining the target bonus percentage amount, our Compensation Committee considers the executive’s base salary and determines what target bonus percentage amount is required to keep the executive’s annual total cash compensation at a competitive level as compared to similarly situated companies. In addition, the Compensation Committee may also consider other various factors, including the impact an executive can have on meeting the stated performance target, previous performance, length of service to the Company and the amount of cash bonuses paid by similarly situated companies. For 2009, Messrs. Vroman, Larsen, Turner, Ko and Hammond had target bonus percentage amounts of 72%, 68%, 65%, 65% and 68%, respectively, of base salary, which equated to a targeted bonus amount of $288,000, $204,000, $139,750, $139,750 and $119,000, respectively, which was to be paid upon the achievement of the above described performance targets for each of such officers. In 2009, Messrs. Vroman, Larsen, Ko and Hammond did not receive cash bonuses. Mr. Turner received a cash bonus of $60,200 in 2009 as his business unit met a level of EBITDA which resulted in an earned cash bonus. Because of the relative importance of our Executive Officer Incentive Plan to total compensation and its direct link to the achievement of specific performance targets, we believe that the Executive Officer Incentive Plan remains an important part of our compensation program.
Stock Options
We established the Stock Option Program in 1996 to promote our long-term financial success by providing for the award of equity-based incentives to key employees and other persons providing material services to us. Initially approximately forty (40) persons were granted options with three (3) persons still having exercisable options as of March 31, 2010. The Stock Option Program provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights. In 2009, no stock options were awarded. We have not awarded stock options since 2000.
2006 Long-Term Incentive Plan
In 2006, the Compensation Committee approved and recommended that the full Board of Directors adopt the Long-Term Incentive Plan in recognition of the fact the Stock Option Program has no further stock options and our executives have not received any stock options since 2000. The Long-Term Incentive Plan allows the Compensation Committee to annually make discretionary awards of deferred compensation into investment accounts of designated executives and key management. These discretionary awards vest over a four (4) year period. The overall objective of the Long-Term Incentive Plan is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results. For the year ending December 31, 2009, no discretionary Long-Term Incentive Plan awards were awarded. As of December 31, 2008 and 2009, the rabbi trust into which Long-Term Incentive Plan payments are made, had $403,546 and $773,893 in assets, respectively.

Other Benefits
We maintain certain other plans which provide, or may provide compensation and benefits to our named executive officers. These plans are principally our pension plan, supplemental executive retirement plan, 401(k) plan and deferred compensation plan. We have elected to provide these benefits in order to attract and retain crucial talent, as well as ensuring a secure retirement for employees who contribute to our success over a sustained period of time.
Pension Plan
We maintain a defined benefit pension plan for all salaried employees at our main Wisconsin facility including three of the named executive officers. Compensation covered by our pension plan includes salary. Upon termination of employment, the employee may receive benefits in the form of a monthly payment on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts. For more information concerning our defined benefit plan, see the discussion following the Pension Benefit Table, “Defined Benefit Plan.”
Several of our operating business units do not have a defined benefit pension plan for the employees of those units. For certain of those employees, we have established a deferred compensation plan in lieu of a defined benefit plan. The assets in these deferred compensation plans are held in rabbi trusts. As of December 31, 2008 and 2009, there were $214,214 and $422,527, respectively, of assets in these rabbi trusts. In 2009, we contributed $10,750 into this program on behalf of Mr. Turner.
Supplemental Retirement Agreements
We have a supplemental executive retirement agreement with three of the five named executive officers, which supplements each such officer’s retirement income. Under the agreements, such named executive officers are entitled to receive a monthly retirement for the lifetime of such officer. These supplemental retirement agreements provide that the calculation of average base salary for these individuals can include up to 20% of bonus amounts. For more information concerning the supplemental executive retirement agreements, see the discussion following the Pension Benefit Table, “Officer Plans.”
401(k) Plan
The Ladish Co., Inc. Savings and Deferral Investment Plan, which has been qualified under section 401(k) of the Internal Revenue Code, provides that, subject to the limitations of the Internal Revenue Code, salaried, non-union employees with six months’ service may contribute 1% to 50% of their annual base salary to the Savings and Deferral Investment Plan and we may provide a matching contribution in an amount to be determined by the Board of Directors. During 2009, the Company suspended matching contributions to the 401(k) plan. Employees’ contributions of 1% to 50% can be “before tax” contributions, “after tax” contributions or a combination of both. The employees’ contributions and our matching contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.
Deferred Compensation
The Elective Deferred Compensation Plan was approved by the Board of Directors during 2000 and became effective during the fourth quarter of 2000. The Elective Deferred Compensation Plan is available to management employees of the Company and its subsidiaries. Participants in the Elective Deferred Compensation Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. We do not match contributions to the Elective Deferred Compensation Plan and we do not guaranty any return on any of the investment options available to the participants in the Elective Deferred Compensation Plan. Amounts deferred under the Elective Deferred Compensation Plan are placed into a rabbi trust. This rabbi trust had assets of $1,842,951 and $2,526,843, respectively, as of December 31, 2008 and 2009.

Perquisites
In 2009, we provided certain perquisites as summarized below:
Company Cars for Personal Use
During 2009, Messrs. Vroman, Larsen, Turner, Ko and Hammond used our vehicles for personal travel, resulting in a benefit to the executives of $12,860, $8,968, $6,000, $8,987 and $11,040, respectively.
Life Insurance
We provide supplemental term life insurance to certain of our executives. For 2009, this benefit was valued at $774, $1,296, $1,968, $0 and $3,276, respectively, for Messrs. Vroman, Larsen, Turner, Ko and Hammond.
Risk
The nature of the Company’s business does not subject it to high degrees of risk. Correspondingly, the Company’s compensation policies and practices are not directly related to the Company’s risk management. Rather, the Company bases its compensation policies and practices on the direct financial results of the Company. None of the Company’s executives or highly-paid individuals participate in a compensation program whereby their compensation could increase through subjecting the Company to added risk.
The Summary Compensation Table sets forth for fiscal years December 31, 2009, 2008 and 2007 all compensation awarded to, earned by or paid to our Chief Executive Officer, the Principal Financial Officer and each of the other three (3) most highly compensated executive officers.
SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							&
							Nonqualified
						Non-Equity	Deferred
						Incentive	Compensation	All Other
				Stock	Option	Plan	Earnings	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	(1)(2)(3)	(4)	Total
Gary J. Vroman (5)	2009	$311,235	—	—	—	—	$173,839	$13,847	$498,921
President & Chief Executive Officer	2008	$286,312	$24,650	—	—	$95,700	$131,985	$12,425	$551,072
	2007	$203,850	$21,000	—	—	$151,200	$108,189	$13,889	$498,128

Wayne E. Larsen	2009	$295,386	—	—	—	—	$237,961	$10,264	$543,611
Vice President Law/ Finance & Secretary	2008	$280,963	$25,500	—	—	$169,500	$62,626	$9,364	$547,953
	2007	$257,194	$26,700	—	—	$197,600	$190,591	$11,618	$683,703

Randy B. Turner	2009	$215,000	—	—	—	$60,200	$15,784	$7,968	$298,952
President – Pacific Cast Technologies, Inc.	2008	$214,519	$18,275	—	—	$81,700	$(18,944)	$7,961	$303,511
	2007	$194,385	$20,200	—	—	$157,600	$12,731	$7,826	$392,742

Shannon J. S. Ko (6)	2009	$207,923	—	—	—	—	—	8,987	$216,910
President – Chen-Tech Industries, Inc.	2008	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—

Lawrence C. Hammond	2009	$178,500	—	—	—	—	$205,445	$14,316	$398,261
Vice President	2008	$173,693	$15,470	—	—	$63,700	$(30,027)	$18,647	$241,483
Human Resources	2007	$163,465	$17,000	—	—	$125,800	$148,960	$13,591	$468,816

Kerry L. Woody (7)	2009	$409,895	—	—	—	$1,270,000	$78,851	$8,195	$1,766,941
President & Chief Executive Officer	2008	$447,233	$42,330	—	—	$230,100	$144,881	$11,984	$876,528
	2007	$389,810	$41,000	—	—	$311,600	$353,146	$13,599	$1,109,155

(1)
The 2009 change in pension value of $172,515, $170,464 and $116,067, respectively, for Messrs. Vroman, Larsen and Hammond reflects an actuarial calculation of the annual increase in pension value resulting from an additional year of credited service for each individual.

(2)
The nonqualified deferred compensation earnings of $1,327, $67,497 and $89,378, respectively, for Messrs. Vroman, Larsen and Hammond reflects earnings on income from prior periods these individuals have previously deferred into the Elective Deferred Compensation Plan and the Long Term Incentive Plan.

(3)	Mr. Turner’s deferred earnings of $4,007 arise from our previous grant into Mr. Turner’s deferral account and the Long Term Incentive Plan.

(4)	All other compensation primarily consists of supplemental life insurance provided to the above-listed executives along with automobile allowances.

(5)	Mr. Vroman was promoted to the position of President & CEO of the Company on September 25, 2009. His base salary was set at $400,000 on an annual basis.

(6)
Mr. Ko joined the Company in September of 2008 when the Company acquired his former employer Chen-Tech Industries, Inc. Mr. Ko did not become one of the highest compensated executive officers until 2009.

(7)
Mr. Woody retired from the Company in September 2009 and resigned his position as President, CEO and Director of the Company. The Board of Directors granted Mr. Woody a retirement bonus in the amount of $1,270,000. Mr. Woody was not eligible for any further incentive compensation at year-end. Mr. Woody’s earnings and change of value is through September 30, 2009.

2009 GRANTS OF PLAN-BASED AWARDS

								All
								Other	All Other
								Stock	Option
								Awards:	Awards:
								Number	Number	Exercise
								of	of	or Base
								Shares	Securities	Price of
		Estimated Possible Payouts Under			Estimated Future Payouts Under			of Stock	Underlying	Option
	Grant	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			or Units	Options	Awards
Name	Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)
Gary J. Vroman	2/10/09	$120,000	$168,000	$368,000	—	—	—	—	—	—
Wayne E. Larsen	2/10/09	$75,000	$90,000	$240,000	—	—	—	—	—	—
Randy B. Turner	2/10/09	$53,750	$64,500	$172,000	—	—	—	—	—	—
Shannon J.S. Ko	2/10/09	$53,000	$63,600	$169,600	—	—	—	—	—	—
Lawrence C. Hammond	2/10/09	$45,500	$54,600	$145,600	—	—	—	—	—	—
Disclosure Regarding the Summary Compensation Table. We have structured our executive compensation program to attract and retain key employees by tying the individual’s total compensation to both our performance and the individual executive’s performance and contribution. We consider annual performance which is reflected in the awards under the Executive Officer Incentive Plan as well as long-term contributions which are reflected in base salary and the Long-Term Incentive Plan. Retention of key employees is addressed by separate agreements with those individuals. We have entered into employment agreements with Messrs. Vroman, Larsen, and Hammond which are substantially similar in all respects. The basic agreement provides for a number of benefits all of which vest after 10 years of employment, three of which must be as an officer, and include group term life insurance, health and dental coverage and long-term disability coverage. We have separate agreements with Messrs. Turner and Ko. See “Potential Payments Upon Termination or Change-in-Control.”
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards					Stock Awards
Equity
								Equity	Incentive
							Market	Incentive	Plan
							Value	Plan	Awards:
						Number	of	Awards:	Market or
			Equity			of	Shares	Number of	Payout
			Incentive			Shares	or	Unearned	Value of
			Plan Awards			or Units	Units	Shares,	Unearned
	Number of	Number of	Number of			of Stock	of	Units or	Shares,
	Securities	Securities	Securities			That	Stock	Other	Units or
	Underlying	Underlying	Underlying			Have	That	Rights	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Not	Have	That Have	Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Not	Not Vested	That Have
Name	Exercisable	Unexercisable	Options (#)	Price	Date	(#)	Vested	(#)	Not Vested
Gary J. Vroman	—	—	—	—	—	—	—	—	—
Wayne E. Larsen	—	—	—	—	—	—	—	—	—
Randy B. Turner	—	—	—	—	—	—	—	—	—
Shannon J.S. Ko	—	—	—	—	—	—	—	—	—
Lawrence C. Hammond	—	—	—	—	—	—	—	—	—

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise	on Vesting (#)	on Vesting
Gary J. Vroman	—	—	—	—
Wayne E. Larsen	—	—	—	—
Randy B. Turner	—	—	—	—
Shannon J.S. Ko	—	—	—	—
Lawrence C. Hammond	—	—	—	—
EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Number of securities
remaining available
for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
Plan Category	warrants and rights	and rights	column (a))
Equity compensation plans approved by security holders	4,548	$10.50	—
Equity compensation plans not approved by security holders	—	—	—

Total	4,548	$10.50	—

PENSION BENEFITS AS OF DECEMBER 31, 2009

		Number of Years	Present Value of
		Credited Service	Accumulated	Payments During
Name	Plan Name	(#)	Benefit	Last Fiscal Year
Gary J. Vroman	Officer’s Plan	14.3	$504,700	—
Wayne E. Larsen	Officer’s Plan	23.9	$700,310	—
Randy B. Turner	—	—	—	—
Shannon J.S. Ko	—	—	—	—
Lawrence C. Hammond	Officer’s Plan	16.1	$599,029	—
Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the “Pension Plan”) is a “defined benefit” pension plan generally covering salaried, non-union employees at the Cudahy, Wisconsin facility who are not covered by any other defined benefit plan to which we make contributions pursuant to a collective bargaining agreement.
Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.
The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest multiplied by the number of years of benefit service (as defined in the plan). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2009, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of benefit service:

Average Annual
Earnings for
Highest 5-Year Period
Within the 10-Years	Years of Benefit Service
Preceding Retirement	10	15	20	25	30	40
$50,000	$6,250	$9,375	$12,500	$15,625	$18,750	$25,000
$100,000	$12,500	$18,750	$25,000	$31,250	$37,500	$50,000
$150,000	$18,750	$28,125	$37,500	$46,875	$56,250	$75,000
$200,000	$25,000	$37,500	$50,000	$62,500	$75,000	$100,000
$250,000	$31,250	$46,875	$62,500	$78,125	$93,750	$125,000
$300,000	$37,500	$56,250	$75,000	$93,750	$112,500	$150,000
The years of benefit service for Messrs. Vroman, Larsen and Hammond as of December 31, 2009 were 27.6, 28.9 and 29.2, respectively.
Officer Plans. We have entered into officer agreements with four current officers of the Company, including Messrs. Vroman, Larsen and Hammond. Each employee covered by the agreements, upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person’s total retirement benefits under the agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.
The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the employee’s base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an employee suffers a disability (as defined in the plan), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by us or through workers’ compensation (unless he is receiving fixed statutory payments for certain bodily injuries).
Any amount to be paid under the agreements shall be reduced by any benefit paid to an employee or his beneficiary pursuant to the pension plan. All assumptions utilized by the Pension Plan and the Officer Plans can be found in pension footnote No. 8 to our audited financial statements contained in our Annual Report on Form 10-K for the year ending December 31, 2009.
2009 NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions in	Earnings in	Withdrawals/	December 31,
Name	in 2009	2009 (1)	2009	Distributions	2009
Gary J. Vroman	—	—	$1,327	—	$67,132
Wayne E. Larsen	$114,289	—	$67,497	—	$833,144
Randy B. Turner	—	—	$2,071	—	$136,454
Shannon J.S. Ko	—	—	—	—	—
Lawrence C. Hammond	$67,690	—	$89,378	—	$396,427
Kerry L. Woody (2)	$133,821	—	$75,851	—	$1,139,023

(1)	These amounts are reported as compensation in the Summary Compensation Table for each of the named executive officers.

(2)	Mr. Woody’s status is through September 30, 2009, reflecting his retirement from the Company.

Participants in the Elective Deferred Compensation Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. We do not match contributions to this Plan and we do not guaranty any return on any of the investment options in this Plan.
Potential Payments Upon Termination or Change-in-Control. We have entered into employment agreements with Messrs. Vroman, Larsen and Hammond which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.
The agreements provide that, upon the involuntary termination of the employee other than for cause, we are required to pay the employee 24 months of severance pay, determined by the employee’s base monthly salary at the time of termination. In the case of Messrs. Vroman and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee’s average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment by us. Each agreement further provides that any compensation paid by us shall be reduced by any benefit paid under our salaried employees’ retirement plan. Messrs. Ko and Turner have separate agreements with us which provide for 18 and 12 months of severance pay, respectively, in the event of involuntary separation other than for cause.
Tables Summarizing Payments Following Termination. The following tables describe the potential payments upon termination. These tables assume the executives employment was terminated on December 31, 2009, the last business day of our fiscal year.
The following table sets forth certain information relating to compensation following a termination of employment of Gary J. Vroman.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$1,000,000	$—	$—	$—
Supplemental Retirement Plan	504,700	504,700	504,700	504,700	504,700
Benefits and Perquisites:
Post-Termination Health Insurance (1)	393,243	393,243	393,243	230,907	393,243
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	180,000	180,000	180,000	—	180,000

Total:	$1,177,943	$2,177,943	$1,177,943	$935,607	$1,177,943

The following table sets forth certain information relating to compensation following a termination of employment of Wayne E. Larsen.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$750,000	$—	$—	$—
Supplemental Retirement Plan	700,310	700,310	700,310	700,310	700,310
Benefits and Perquisites:
Post-Termination Health Insurance (1)(4)	391,358	391,358	391,358	228,651	391,358
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	180,000	180,000	180,000	—	180,000

Total:	$1,371,668	$2,121,668	$1,371,668	$1,128,961	$1,371,668

The following table sets forth certain information relating to compensation following a termination of employment of Randy B. Turner.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$215,000	$—	$—	$—
Supplemental Retirement Plan	—	—	—	—	—
Benefits and Perquisites:
Post-Termination Health Insurance	—	—	—	—	—
Life Insurance Proceeds (2)	380,000	380,000	380,000	380,000	380,000
Disability Benefits (3)	123,876	123,876	123,876	—	123,876

Total:	$503,876	$718,876	$503,876	$380,000	$503,876

The following table sets forth certain information relating to compensation following a termination of employment of Shannon J.S. Ko.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$318,000	$—	$—	$—
Supplemental Retirement Plan	—	—	—	—	—
Benefits and Perquisites:
Post-Termination Health Insurance	—	—	—	—	—
Life Insurance Proceeds (2)	25,000	25,000	25,000	25,000	25,000
Disability Benefits	—	—	—	—	—

Total:	$25,000	$343,000	$25,000	$25,000	$25,000

The following table sets forth certain information relating to compensation following a termination of employment of Lawrence C. Hammond.

		Involuntary
Executive Benefits and	Voluntary	Not For Cause	For Cause
Payments Upon Termination	Termination	Termination	Termination	Death	Disability
Compensation:
Severance	$—	$364,000	$—	$—	$—
Supplemental Retirement Plan	599,029	599,029	599,029	599,029	599,029
Benefits and Perquisites:
Post-Termination Health Insurance (1)	264,088	264,088	264,088	167,764	264,088
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	121,940	121,940	121,940	—	121,940

Total:	$1,085,057	$1,449,057	$1,085,057	$966,793	$1,085,057

(1)
All assumptions used in the determination of these present values are the same as the assumptions used in the January 1, 2009 actuarial valuation of the postretirement medical benefits for footnote No. 8 to the audited financial statements contained in our Form 10-K for the year ending December 31, 2009.

(2)
Vested life insurance benefits under the Officer Plans for Messrs. Vroman, Larsen and Hammond provide for a $200,000 term life policy while employed and a $100,000 term life policy after employment terminates. We provide Mr. Turner with a $380,000 term life policy and Mr. Ko with a $25,000 term life policy.

(3)	Disability insurance is provided for 66.6% of base salary up to a maximum monthly benefit of $15,000. The above figure represents an annual benefit until the age of 65.

(4)	Mr. Larsen does not accept medical benefits from us. This entry represents an actuarial assumption should he have received such benefits.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10-K.
Leon A. Kranz, Chairman
James C. Hill and John W. Splude
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
The members of the Compensation Committee for the full year ending December 31, 2009 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. During the year ending December 31, 2009, Gary J. Vroman, our President and Chief Executive Officer, did not serve on the Compensation Committee. No Company insider participated on the Compensation Committee in 2009. See “Certain Relationships.”
CERTAIN RELATIONSHIPS
We participate in a joint venture with Weber Metals, Inc., of which Leon A. Kranz, one of our directors, is also a director. We made payments of approximately $370,740 to Weber Metals, Inc. under the joint venture in the year ending December 31, 2009. We also rent the facility which houses our subsidiary, Chen-Tech Industries, Inc., from one of our executives, Shannon J.S. Ko, and his wife for the annual rent of $504,000. On March 12, 2010, we purchased 200,000 shares of Ladish common stock from trusts which benefit Shannon J.S. Ko and his wife for $3,250,000, or $16.25 per share. Except as disclosed in this section, we had no transactions during 2009, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	A “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Chief Legal Officer certain information relating to related person transactions for review, approval or ratification. Disclosure to our Chief Legal Officer should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Chief Legal Officer’s decision whether or not to approve or ratify a related person transaction is to be made in consultation with the Audit Committee to determine that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent (10%) of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).

Additionally, SEC regulations require that we identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To our knowledge, based on review of reports furnished to us, each individual who was required to file such a report for the calendar year ending December 31, 2009 did so in a timely manner, with the exception of John Splude, Director, who was late in filing his Form 4 on May 29, 2009 that reported three purchases of Common Stock on April 28, 2009.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grant Thornton LLP was the auditor of our financial statements for the fiscal year ended December 31, 2009. It is anticipated that representatives of Grant Thornton LLP will be present at the 2010 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2010 Annual Meeting or submitted to them in writing before the 2010 Annual Meeting.
Grant Thornton LLP has informed us that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.
As is customary, auditors for the current fiscal year will be appointed by the Audit Committee, ratified by a majority of the stockholders at the 2010 Annual Meeting of Stockholders and ratified by the Board of Directors at their meeting immediately following the 2010 Annual Meeting of Stockholders.
ITEM 2 — APPROVAL OF THE 2010 RESTRICTED STOCK UNIT PLAN
The Compensation Committee has proposed adopting the 2010 Restricted Stock Unit Plan (the “Plan”) and the Board of Directors is requesting stockholder approval of the Plan. Under the terms of the Plan, 500,000 shares of restricted Ladish Common Stock would be contributed to the Plan. The restricted stock units would be allocated by the Compensation Committee to certain of Ladish’s and its subsidiaries’ officers, other key employees and non-employee directors. The restricted stock units will not be transferable by the employees until (i) retirement at a prescribed age or leaving employment with a designated number of years of service; (ii) death; (iii) total and permanent disability; or (iv) a change in control in the ownership of Ladish. The restricted stock units granted to non-employee directors will not be transferable until (i) the passage of a prescribed number of years; (ii) death; (iii) total and permanent disability; or (iv) a change in control in the ownership of Ladish. It is the intention of the persons named in the Company’s proxy to vote for the approval of the Plan.
The Company has not reached a final conclusion as to the exact number of persons in each class which would participate in the Plan. All non-employee directors, currently five (5), would be eligible to participate in the Plan. The Company estimates approximately fifteen (15) officers and other key employees would be eligible to participate in the Plan. The Company cannot currently determine the number of awards or the type of awards that may be granted to eligible participants under the Plan in the future. Such determinations will be made from time to time by the Compensation Committee.
A copy of the proposed Plan has been filed with the Securities and Exchange Commission as an appendix to this Proxy Statement.
The Board of Directors recommends that you vote IN FAVOR of Proposal 2.
ITEM 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2010. Although not required to be submitted to a stockholder vote, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Grant Thornton LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the full Board of Directors will ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm at their first meeting after the 2010 Annual Meeting of Stockholders.
The Board of Directors recommends that you vote IN FAVOR of Proposal 3.

OTHER MATTERS
Management of the Company is not aware of other matters to be presented for action at the 2010 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
Stockholders who wish to include a proposal in the proxy statement for the Company’s Annual Meeting of Stockholders for 2011 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than December 4, 2010. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely by the Company if received less than 45 days in advance of the Annual Meeting of Stockholders in 2011 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2011 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.
Any stockholder who wishes to communicate to the entire Board of Directors of the Company, or to any individual director, may send that communication in writing to the Secretary of the Company and it will be forwarded to the appropriate member(s) of the Board of Directors. All written stockholder communications to the Board of Directors will be forwarded to the designated recipient(s).
REPORT ON FORM 10-K
Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company’s 2009 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.
MISCELLANEOUS
Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Alternatively, if stockholders at a shared address are receiving multiple copies of an annual report and/or proxy statement and wish to only receive a single copy, we will cease providing multiple copies upon written or oral request. Stockholders may notify us of their requests by calling Wayne E. Larsen at (414) 747-2611 or writing Ladish Co., Inc., 5481 S. Packard Avenue, Cudahy, Wisconsin 53110.
It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

By Order of the Board of Directors
/s/ Wayne E. Larsen
Wayne E. Larsen
Secretary
March 15, 2010

APPENDIX
LADISH CO., INC.
2010 RESTRICTED STOCK UNIT PLAN
ARTICLE 1.
PURPOSE AND DURATION
Section 1.1. Purpose. The Ladish Co., Inc. Restricted Stock Unit Plan has two complementary purposes: (a) to promote the success of the Company by providing incentives to the Company’s and Affiliate’s officers, other key employees and Non-Employee Directors that will link their personal interests to the long-term financial success of the Company and to growth in value; and (b) to permit the Company and its Affiliates to attract, motivate and retain experienced and knowledgeable employees and Non-Employee Directors upon whose judgment, interest, and special efforts the successful conduct of the Company’s operations is largely dependent.
Section 1.2. Duration. The Plan is effective on _____, 2010. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article 9 herein, until all Shares reserved for issuance under the Plan have been issued.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
(a) “Act” means the Securities Act of 1933, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Act shall be deemed to include reference to any successor provision thereto.
(b) “Administrator” means the Board with respect to Participants who are Non-Employee Directors and the Committee with respect to Participants who are employees of the Company or an Affiliate; provided that if at any time the Committee shall not be in existence, the Board shall assume the administrative responsibilities of the Committee and each reference to the Committee herein shall be deemed to include the Board.
(c) “Affiliate” means each entity that is required to be included in the Company’s controlled group of corporations within the meaning of Code Section 414(b), or that is under common control with the Company within the meaning of Code Section 414(c).
(d) “Award” means a grant of Restricted Stock Units.
(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, with respect to a Participant who is an employee of the Company or any Affiliate: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Administrator: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or Affiliate, or the Company’s or Affiliate’s code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or Affiliate, (c) commission of an act of dishonesty or disloyalty involving the Company or Affiliate, (d) violation of any federal, state or local law in connection with the Participant’s employment, or (e) breach of any fiduciary duty to the Company or an Affiliate.
(g) A “Change of Control” shall occur on the date that any of the following occur:
(1)	Any person (including an entity) or persons acting as a group:
(A) Acquires “beneficial ownership” (as defined in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding shares of common stock of the Company (“Outstanding Company Stock”), or
(B) Acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of thirty-five percent (35%) of the outstanding voting securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”);
(2)
A majority of the Company’s Board of Directors on December 31, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12-month period, provided that any individual becoming a director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or

(3)
Any person (including an entity) or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that no Change of Control shall result from an acquisition by: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its Company stock; (B) an entity fifty percent (50%) or more of, respectively, the then total value or total voting power of the then outstanding stock is then owned by the Company; (C) a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the Outstanding Company Stock or Company Voting Securities; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C). For purposes hereof, “gross fair market value” means the value of the assets without regard to any liabilities associated with such assets.

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All determinations of whether persons are considered to be “beneficial owner(s)” or “acting as a group” and any other determination regarding whether a Change of Control has occurred shall be determined in a manner consistent with and intended to comply with Code Section 409A.
(h) “Code” means the Internal Revenue Code of 1986, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.
(i) “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.
(j) “Company” means Ladish Co., Inc., a Wisconsin corporation, and any successor as provided in Article 12.
(k) “Eligible Employee” means a current management or other key employee of the Company or an Affiliate.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.
(m) “Fair Market Value” means with respect to a Share, the closing sales price on the NASDAQ on the date in question (or the immediately preceding trading day if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Administrator.
(n) “Non-Employee Director” means any duly elected member of the Board who is not an employee of the Company or an Affiliate.
(o) “Participant” means an Eligible Employee or Non-Employee Director who has been granted an Award.
(p) “Plan” means this Ladish Co., Inc. 2010 Restricted Stock Unit Plan, as from time to time amended and in effect.
(q) “Restricted Stock Unit” means a unit that is equal in value to one Share.

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(r) “Retirement” means, with respect to a Participant who is an employee of the Company or any Affiliate, a voluntary termination of employment from the Company and its Affiliates (for other than Cause) on or after age fifty-five (55) and completion of at least ten (10) years of vesting service, or on or after age sixty-five (65) and completion of at least five (5) years of vesting service (such vesting service to be determined within the meaning of the Ladish Co. Salaried Pension Plan or such other plan or methodology specified by the Administrator).
(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.
(t) “Separation from Service” means:
(1)
With respect to an employee, the date when the Company and Participant reasonably anticipate that no further services will be performed by the Participant for the Company and its Affiliates or that the level of bona fide services the Participant will perform as an employee of the Company and its Affiliates will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company and its Affiliates over the immediately preceding 36-month period (or such lesser period of services). Notwithstanding the foregoing, if the Participant takes a leave of absence for purposes of military leave, sick leave or other bona fide reason, the Participant will not be deemed to have incurred a Separation from Service for the first 6 months of the leave of absence, or if longer, for so long as the Participant’s right to reemployment is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 6 months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the leave may be extended for up to 29 months without causing a separation from service.

(2)	With respect to a Non-Employee Director, the date on which there is a good faith and complete termination of services for the Company and its Affiliates.
(3)
Notwithstanding the foregoing, if a Participant ceases to perform any services as an employee but becomes a consultant or other independent contractor that provides services to the Company or its Affiliates, or if a Participant ceases to perform services as a Non-Employee Director but becomes an employee of the Company or an Affiliate, the Participant’s Separation from Service shall be determined in accordance with the regulations promulgated under Code Section 409A.

(u) “Share” means a share of the common stock of the Company, or such other securities specified in Section 4.3.

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(v) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least twelve (12) months, as determined by the Administrator. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Administrator as the Administrator determines is necessary in order to make a determination hereunder.
Section 2.2. Construction. Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.
Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.
ARTICLE 3.
ADMINISTRATION
Section 3.1. Authority of the Administrator. The Plan shall be administered by the Administrator. In addition to the authority specifically granted to the Administrator in the Plan, and subject to the provisions of the Plan, the Administrator shall have full power and discretionary authority to: (a) select Participants, grant Awards, and determine the terms and conditions of each such Award; (b) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan and any award agreement; (c) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan and any award agreement; (d) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (e) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.
Notwithstanding the foregoing, the Administrator shall have no authority to act to adversely affect the rights or benefits granted under any outstanding Award without the consent of the person holding such Award (other than as specifically provided herein).
Section 3.2. Decision Binding. The Administrator’s determination and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an Award, and such determinations and decisions shall not be reviewable.
Section 3.3. Liability and Expenses. Service as the Administrator shall constitute service as a director of the Company so that the individuals serving as Administrator shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Administrator services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

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Section 3.4. Award Agreements. The Administrator shall evidence the grant of each Award by an award agreement which shall be signed by an authorized officer of the Company and, if required by the Company, by the Participant, and shall contain such terms and conditions as may be approved by the Administrator, subject to the provisions of the Plan. Terms and conditions of such Awards need not be the same in all cases.
ARTICLE 4.
SHARES SUBJECT TO THE PLAN
Section 4.1. Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be issued under the Plan or to which an Award may relate shall not exceed 500,000 Shares.
Section 4.2. Lapsed Awards. The number of Restricted Stock Units subject to such Award that are forfeited shall be available for the grant of a new Award under the Plan. If Shares otherwise deliverable under an Award are withheld in payment of taxes as permitted by Article 10, then the Shares so withheld shall be available for the grant of a new Award under the Plan.
Section 4.3. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, the Administrator shall adjust: (a) the number and class of Shares which may be delivered under the Plan; and (b) the number and class of Shares subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights intended to be granted hereunder and under any Award; provided that the number of Shares subject to any Award shall always be a whole number.
ARTICLE 5.
PARTICIPATION
Subject to the provisions of the Plan, the Administrator shall have the authority to select the Eligible Employees and Non-Employee Directors to receive an Award. No Eligible Employee or Non-Employee Director shall have any right to be granted an Award even if previously granted an Award.
ARTICLE 6.
TERMS AND CONDITIONS OF AWARDS
Section 6.1. Grant of Award. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the number of Shares to which an Award shall relate, the conditions for an Award to vest, the date(s) the Award shall be paid, whether payment shall be made in a lump sum or in installments, and any other terms and conditions of an Award; provided that, except as provided in Article 8, no Award may be paid prior to a Participant’s Separation from Service.

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Section 6.2. Payment of Award
(a) Time of Payment. Unless otherwise provided in an award agreement, vested Restricted Stock Units shall be paid in single sum upon a Participant’s Separation from Service.
(b) Manner of Payment. Upon the occurrence of a payment event for an Award, the Company shall issue to the Participant (or his estate in the event of the Participant’s death) a number of Shares equal to the number of vested Restricted Stock Units for which payment is then due under the Award.
Section 6.3. Separation from Service — Employee Participants
(a) Retirement, Death or Disability. If the Participant Separates from Service as an employee due to Retirement, death or Total and Permanent Disability at a time when he could not be terminated for Cause, then the Participant’s Awards shall vest in full on the date of such Separation from Service.
(b) Termination for Other Reasons. If the Participant Separates from Service as an employee for any reason not described above, then any Restricted Stock Units that are not vested as of the date of such Separation from Service shall automatically be forfeited; provided, however, that in the event of an involuntary termination of the employment of a Participant by the Company or an Affiliate for other than Cause, the Administrator may vest the Participant’s Award in whole or part upon such Separation from Service as it deems appropriate.
(c) Suspension. The Administrator may suspend the issuance of Shares (without liability for interest thereon) pending its determination of whether the Participant was or should have been terminated for Cause; provided that in no event shall such suspension exceed a period of ninety (90) days following the date of the Participant’s Separation from Service.
Section 6.4. Separation from Service — Director Participants
(a) Failure to Be Re-Elected, Death or Disability. If a Participant Separates from Service as a Non-Employee Director as a result of his failure to be re-elected by shareholders, or as a result of death or Total and Permanent Disability, then the Participant’s Restricted Stock Units shall vest in full on the date of such Separation from Service.
(b) Termination for Other Reasons. If the Participant Separates from Service as a Non-Employee Director for any reason not described above, then any Restricted Stock Units that are not vested as of the date of such separation shall automatically be forfeited; provided, however, that if the Separation from Service is for a reason other than the director’s removal by either (i) the Company’s shareholders for cause within the meaning of Section 180.0808 of the Wisconsin Business Corporation Law, or (ii) as a result of a judicial proceeding pursuant to Section 180.0809 of the Wisconsin Business Corporation Law, then the Administrator may vest the Participant’s Award in whole or part upon such Separation from Service as it deems appropriate.

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Section 6.5. Restrictions on Shares. The Administrator may impose such restrictions on the Shares delivered in payment of any Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Administrator may legend certificates to give appropriate notice of such restrictions.
ARTICLE 7.
RIGHTS OF ELIGIBLE INDIVIDUALS
Section 7.1. Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or an Affiliate.
Section 7.2. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Administrator in accordance with the terms and provisions of the Plan.
Section 7.3. No Funding. Neither the Participant nor any other person shall acquire, by reason of the Plan or any Award, any right in or title to any assets, funds or property of the Company and its Affiliates whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or its Affiliates may, in their sole discretion, set aside in anticipation of a liability hereunder. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or its Affiliates. Nothing contained in the Plan constitutes a guarantee by the Company or its Affiliates that the assets of the Company or its Affiliates shall be sufficient to pay any cash benefit to any person.
Section 7.4. Other Restrictions. As a condition to the issuance of any Shares, the Administrator may require a Participant to enter into a restrictive stock transfer or other shareholder’s agreement with the Company.
ARTICLE 8.
CHANGE OF CONTROL
If a Change of Control occurs, all Awards outstanding as of the date of the Change of Control shall vest in full and all Shares deliverable under vested Awards shall be issued to Participants in a single sum upon the date of the Change of Control. In addition, if any Shares remain unissued under the Plan as of the date of a Change of Control, such unissued Shares (the “Remaining Shares”) shall be issued on the date of the Change of Control to those Participants who are employed by the Company or an Affiliate immediately prior to such Change of Control (the “Eligible Group”), with each such Participant receiving a number of Shares equal to (a) the ratio of the total number of Restricted Stock Units then held by the Participant under the Plan to the total number of Restricted Stock Units then held by the Eligible Group, multiplied by (b) the number of Remaining Shares.

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ARTICLE 9.
AMENDMENT, MODIFICATION, AND TERMINATION
Section 9.1. Amendment, Modification, and Termination of the Plan. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, the approval of any such amendment by the shareholders of the Company shall be obtained if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect hereto. Further, no termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant affected thereby, except as specifically provided herein.
Section 9.2. Amendment of Award Agreements. The Administrator may at any time amend any outstanding award agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award is amended, adjusted or cancelled under Section 4.3 or paid as provided in Article 8.
Section 9.3. Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Administrator to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan, shall extend beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
ARTICLE 10.
WITHHOLDING
Section 10.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy foreign, Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the vesting of an Award or the issuance of Shares thereunder. The Company shall also have the right to withhold Shares otherwise deliverable under an Award which have a Fair Market Value equal to the Participant’s minimum statutory required tax withholding liability, to satisfy any withholding obligations.
Section 10.2. Stock Delivery for Withholding. Participants may elect, subject to the approval of the Administrator and such rules as it shall prescribe, to satisfy the withholding requirement, in whole or in part, by tendering to the Company previously acquired Shares in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the minimum tax withholding obligations described in Section 10.1. The value of the Shares to be tendered is to be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is determined.

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ARTICLE 11.
LEGENDS; PAYMENT OF EXPENSES
Section 11.1. Legends. The Company may endorse such legend or legends upon the certificates for Shares issued under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as it determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, applicable state securities laws or other legal requirements, or (b) implement the provisions of the Plan or any agreement between the Company and the Participant with respect to such Shares.
Section 11.2. Payment of Expenses. The Company shall pay for all issuance taxes with respect to the issuance of Shares under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.
ARTICLE 12.
SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants and their heirs, executors, administrators or legal representatives.
ARTICLE 13.
REQUIREMENTS OF LAW
Section 13.1. Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
Section 13.2. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 13.3 hereof.
Section 13.3. Arbitration.
(a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate employer, if a Participant brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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(b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:
Corporate Secretary
Ladish Co., Inc.
5481 South Packard Avenue
Cudahy, WI 53110
The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.
(c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant must initiate and participate in any complaint resolution procedure identified in the Company’s or Affiliate’s personnel policies applicable to the Participant, if any. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or Affiliate complaint resolution procedure has been completed.
(d) Rules of Arbitration. All arbitrations will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.
(e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.
(f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.
(g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

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PROXY
ANNUAL MEETING OF THE STOCKHOLDERS OF
LADISH CO., INC.
TO BE HELD ON MAY 5, 2010
This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (the “Company”). The undersigned hereby appoints Wayne E. Larsen and Gary J. Vroman with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the Company, to be held on Wednesday, May 5, 2010, in the Creole Meeting Room of the Wyndham Milwaukee Airport and Convention Center, 4747 South Howell Avenue, Milwaukee, Wisconsin, at 9:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the “Annual Meeting”), and to vote all shares of Common Stock of the Company held of record by the undersigned on March 31, 2010, upon any and all matters that may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Annual Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
LADISH CO., INC.
May 5, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy
card are available at http://www.ladishco.com/page.asp?PageID=126
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	20730300000000000000 9	050510

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PROPOSAL (1): To elect seven (7) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

NOMINEES:
☐	FOR ALL NOMINEES	O O O O O O O	Lawrence W. Bianchi James C. Hill Leon A. Kranz Wayne E. Larsen J. Robert Peart John W. Splude Gary J. Vroman

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
PROPOSAL (2): To approve the Company’s 2010 Restricted Stock Unit Plan (the “Plan”). Under the terms of the Plan, 500,000 shares of restricted stock would be contributed to the Plan.	☐	☐	☐

PROPOSAL (3): To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent audit firm of Grant Thornton LLP as the independent auditors of the Company for 2010.
	☐	☐	☐

This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of the Company, (ii) submitting a later dated Proxy or (iii) attending the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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